EXHIBIT 99.8
Citigroup Inc.
GBP 400,000,000 5.875% Subordinated Notes due July 2024
under the
Programme for the issuance of
Euro Medium-Term Notes, Series B
The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	British Pounds Sterling ("GBP")
3.	Aggregate Nominal Amount of Series:	GBP 400,000,000
4.	Issue Price:	99.954% of the Aggregate Nominal Amount
5.	Specified Denominations:	GBP 1,000, GBP 10,000 and GBP 100,000
6.	Issue Date:	1 July 2004
7.	Maturity Date:	1 July 2024
8.	Interest Basis:	Fixed Rate
9.	Redemption/Payment Basis:	Redemption at par
10.	Status of the Notes:	Subordinated
11.	Listing:	Luxembourg Stock Exchange
PROVISIONS RELATING TO INTEREST PAYABLE
12.	Fixed Rate Note Provisions:	Applicable
	(i) Rate of Interest:	5.875% per annum payable annually in arrears
	(ii) Interest Payment Dates:	1 July in each year subject to adjustment pursuant to the Following Business Day Convention
	(iii) Fixed Coupon Amounts:	GBP 58.75 per Note of GBP 1,000 in Nominal Amount; GBP 587.50 per Note of GBP 10,000 in Nominal Amount and GBP 5,875.00 per Note of GBP 100,000 in Nominal Amount
	(iv) Day Count Fraction:	Actual/Actual (ISMA)
	(v) Business Day:	London
PROVISIONS RELATING TO REDEMPTION
13.	Final Redemption Amount of each Note:	Par
14.	Early Redemption Amount of each Note:	Par, payable on redemption for taxation reasons or on event of default
GENERAL PROVISIONS APPLICABLE TO THE NOTES
15.	Form of Notes:	Bearer Notes:
16.	Redenomination, renominalisation and reconventioning provisions:	Applicable
17.	Consolidation provisions:	Applicable
DISTRIBUTION
18.	TEFRA:	The D Rules are applicable
OPERATIONAL INFORMATION
19.	ISIN Code:	XS0195612592
20.	Common Code:	019561259